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                                                                   EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT




     We consent to the use in this Amendment No. 1 to Registration Statement No. 333-89430 of Graham Packaging Company, L.P., GPC Capital Corp. I and GPC Capital Corp. II on Form S-1 of our report dated March 19, 2002, except for
Note 25, as to which the date is June 25, 2002, on the consolidated financial statements and the financial statement schedules of Graham Packaging Holdings Company, appearing in the Prospectus, which is part of this Registration Statement.



     We also consent to the reference to us under the heading "Experts" in such Prospectus.


/S/ DELOITTE & TOUCHE LLP
-------------------------



Philadelphia, Pennsylvania
June 25, 2002